UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2026, Royal Caribbean Cruises Ltd. (the “Company”) completed its previously announced offering of $1,250,000,000 aggregate principal amount of 4.750% Senior Notes due 2033 (the “2033 Notes”) and $1,250,000,000 aggregate principal amount of the Company’s 5.250% Senior Notes due 2038 (the “2038 Notes” and, together with the 2033 Notes, the “Notes”), pursuant to an underwriting agreement, dated as of February 12, 2026 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and PNC Capital Markets LLC, as representatives of the several underwriters named therein.

The Notes were issued by the Company pursuant to an indenture, dated as of July 31, 2006 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by a Fifth Supplemental Indenture, dated February 27, 2026, between the Company and the Trustee (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes have been registered under the Securities Act of 1933, as amended, by a shelf registration statement on Form S-3ASR (Registration No. 333-277554).

The Company received net proceeds from the offering of approximately $2.471 billion (after deducting fees, commissions and expenses), which it intends to use to refinance its senior notes maturing in 2026 and any remaining net proceeds to repay existing indebtedness, which may include term loans.

Interest on the 2033 Notes accrues from February 27, 2026 at a rate of 4.750% per annum, and is payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2026. The 2033 Notes will mature on May 15, 2033, unless earlier redeemed or repurchased. Interest on the 2038 Notes accrues from February 27, 2026 at a rate of 5.250% per annum, and is payable semi-annually in arrears on February 27 and August 27 of each year, beginning August 27, 2026. The 2038 Notes will mature on February 27, 2038, unless earlier redeemed or repurchased.

Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement dated February 12, 2026, which was filed with the Securities and Exchange Commission on February 13, 2026.

The preceding is a summary of the terms of the Indenture, the 2033 Notes and the 2038 Notes, and is qualified in its entirety by reference to the Base Indenture, the Fifth Supplemental Indenture, the form of the 2033 Notes and the form of the 2038 Notes, each of which is incorporated herein by reference as though they were fully set forth herein. The Fifth Supplemental Indenture, the form of the 2033 Notes and the form of the 2038 Notes are filed herewith as Exhibits 4.2, 4.3 and 4.4, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of July 31, 2006, between Royal Caribbean Cruises Ltd. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-3 (333-158161) filed with the Securities and Exchange Commission on March 23, 2009).

4.2	Fifth Supplemental Indenture, dated as of February 27, 2026, between Royal Caribbean Cruises Ltd. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 4.750% Senior Notes due 2033 (included in Exhibit 4.2 hereto).

4.4	Form of 5.250% Senior Notes due 2038 (included in Exhibit 4.2 hereto).

5.1	Opinion of Watson Farley & Williams LLP.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Watson Farley & Williams LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: February 27, 2026	By:	/s/ Naftali Holtz
	Name:	Naftali Holtz
	Title:	Chief Financial Officer